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                                                                   EXHIBIT 10.36

                               SUBSIDIARY GUARANTY

          SUBSIDIARY GUARANTY (as amended, modified or supplemented from time to time, this "SUBSIDIARY GUARANTY"), dated as of May 22, 2001, by each of the corporations identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (each individually, together with their respective successors, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS") for the benefit of IRON MOUNTAIN STATUTORY TRUST - 2001, a Connecticut statutory trust, as lessor under the Master Lease (as defined below) (in such capacity, together with its successors in such capacity, the "LESSOR").

                              W I T N E S S E T H :

          WHEREAS, in connection with that certain Master Lease and Security Agreement (as amended, modified or supplemented from time to time, the "MASTER LEASE") dated as of the date hereof between the Lessor and Iron Mountain Records Management, Inc., a Delaware corporation (together with its successors, the "LESSEE"), the Subsidiary Guarantors entered into a Subsidiary Guaranty (the "PRIOR DOCUMENT") dated as of the date hereof in favor of The Bank of Nova Scotia, as swap counterparty under that certain ISDA Master Agreement (as amended, modified or supplemented from time to time, the "LESSOR INTEREST RATE HEDGE AGREEMENT") dated as of the date hereof; and

          WHEREAS, the Prior Document does not reflect the original intention of the parties thereto or hereto and was entered into by mistake; and

          WHEREAS, the Subsidiary Guarantors are entering into this Subsidiary Guaranty as of the date of the Prior Document in order to reflect the correct intention of the parties to the Prior Document, which is for the Subsidiary Guarantors to guarantee certain obligations of the Lessee to the Lessor in respect of the Lessor Interest Rate Hedge Agreement in a manner which is consistent with the treatment of the Master Lease as an operating lease for financial accounting and reporting purposes;

          NOW THEREFORE, each Subsidiary Guarantor agrees as follows:

          Section 1.  THE GUARANTEE.

          1.1. THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to the Lessor the prompt payment and performance of all obligations of the Lessee under SECTION 7.3(b) of the Master Lease when due (whether at stated maturity, by acceleration or otherwise) (collectively, the "GUARANTEED OBLIGATIONS). The Subsidiary Guarantors hereby further jointly and severally agree that if any Subsidiary Guarantor shall fail to pay or perform when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the other Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Subsidiary Guaranty shall replace the Prior Document in all respects and shall govern the obligations of the Subsidiary Guarantors with respect to the Lessor Interest Rate Hedge Agreement from and after the date of the Prior Document. The Prior Document is hereby rescinded and declared to be void AB INITIO.

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          1.2.  OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary
Guarantors under SECTION 1.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Master Lease or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 1.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of the Master Lease or any other agreement or instrument referred to herein or therein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Master Lease or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                (iv) any lien or security interest granted to, or in favor of, the Lessor as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lessor exhaust any right, power or remedy or proceed against the Lessee under the Master Lease or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          1.3. REINSTATEMENT. The obligations of the Subsidiary Guarantors under this SECTION 1 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lessor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lessor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          1.4. SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the obligations of the Lessor under the Master Lease they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in SECTION 1.1, whether by subrogation or otherwise, against the Lessee or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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          1.5.  REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lessor, the obligations of the Lessee under the Master Lease may be declared to be forthwith due and payable as provided in the Master Lease (and shall be deemed to have become automatically due and payable in the circumstances provided therein) for purposes of SECTION 1.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Lessee and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Lessee) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said SECTION 1.1.

          1.6. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this SECTION 1 constitutes an instrument for the payment of money, and consents and agrees that the Lessor, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          1.7. CONTINUING GUARANTEE. The guarantee in this SECTION 1 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          1.8. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the next sentence), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Subsidiary Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this SECTION 1.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this SECTION 1 and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this SECTION 1.8, (i) "EXCESS FUNDING SUBSIDIARY GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Subsidiary Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and
(iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor may have been guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

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          1.9.  GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
SECTION 1.1 would otherwise, taking into account the provisions of SECTION 1.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 1.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lessor or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 2. REPRESENTATIONS AND WARRANTIES. Each of the Subsidiary Guarantors represents and warrants to the Lessor that:

          (a) CORPORATE STATUS. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has duly qualified and is authorized to do business and is in good standing in each jurisdiction where the failure to do so might have a material adverse effect on it or its assets.

          (b) CORPORATE POWER AND AUTHORITY. It has the power and authority to execute, deliver and perform this Subsidiary Guaranty, has taken all necessary action to authorize the execution, delivery and performance of this Subsidiary Guaranty, has duly executed and delivered this Subsidiary Guaranty and this Subsidiary Guaranty constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (c) NO VIOLATION. Neither the execution, delivery and performance of this Subsidiary Guaranty nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein (i) will result in a violation of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over it, (ii) will result in any breach which would constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its assets pursuant to the terms of, any indenture, loan agreement, lease or other agreement to which it is a party or by which it or any of its assets is bound or to which it may be subject, or (iii) will violate any provision of its certificate of incorporation, by-laws or other charter documents.

          (d) LITIGATION. There are no actions, suits or proceedings pending or, to its knowledge, threatened (i) that, if adversely determined, could reasonably be expected to have a material adverse effect on its business, financial condition, results of operations or prospects or (ii) that question the validity of this Subsidiary Guaranty or the rights or remedies of the Lessor with respect to it.

          (e) GOVERNMENTAL APPROVALS. No permits, authorizations, registrations, consents, approvals, waivers, orders, judgments, decrees, licenses, exemptions or filings by any governmental authority having jurisdiction over it is required to authorize or is required in connection with the execution, delivery and performance by it of this Subsidiary Guaranty.

          Section 3.  MISCELLANEOUS.

          3.1. NO WAIVER. No failure on the part of the Lessor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as

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a waiver thereof; nor shall any single or partial exercise by the Lessor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          3.2. NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Subsidiary Guarantors) at the "Address for Notices" specified on the signature pages hereof and (in the case of the Lessor) at the address specified in the Master Lease or, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Subsidiary Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          3.3. EXPENSES. The Subsidiary Guarantors jointly and severally agree to reimburse the Lessor for all reasonable costs and expenses of the Lessor (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or traction contemplate thereby is consummated) and (ii) the enforcement of this SECTION 3.3.

          3.4. AMENDMENTS, ETC. The terms of this Subsidiary Guaranty may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Lessor. Any such amendment or waiver shall be binding upon the Lessor, each holder of any of the Guaranteed Obligations and each Subsidiary Guarantor.

          3.5. SUCCESSORS AND ASSIGNS. This Subsidiary Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Lessor and each holder of any of the Guaranteed Obligations.

          3.6. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Subsidiary Guaranty.

          3.7. COUNTERPARTS. This Subsidiary Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subsidiary Guaranty by signing any such counterpart.

          3.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Subsidiary Guaranty shall be governed by, and construed in accordance with, the law of the State of New York. Each Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Subsidiary Guaranty or the transactions contemplated hereby. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          3.9. WAIVER OF JURY TRIAL. EACH OF THE SUBSIDIARY GUARANTORS AND THE LESSOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

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APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          3.10. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of this Subsidiary Guaranty in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          3.11. SET-OFF. Each Subsidiary Guarantor hereby irrevocably authorizes the Lessor at any time and from time to time while a default under the Master Lease shall have occurred and be continuing, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lessor to or for the credit or the account of such Subsidiary Guarantor, or any part thereof in such amounts as the Lessor may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Lessor hereunder and claims of every nature and description of the Lessor against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Master Lease or otherwise, as the Lessor may elect, whether or not the Lessor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lessor shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Lessor of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lessor under this SECTION 3.11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lessor may have.

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          IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary
Guaranty to be duly executed and delivered as of the day and year first above written.

                                         SUBSIDIARY GUARANTORS


                                         ARCUS DATA SECURITY, INC.

                                         COMAC, INC.

                                         DSI TECHNOLOGY ESCROW SERVICES, INC.

                                         IM BILLERICA, INC.

                                         IRON MOUNTAIN GLOBAL, INC.

                                         IRON MOUNTAIN RECORDS MANAGEMENT OF
                                           MICHIGAN, INC.

                                         PLRH, INC.

                                         By: /s/ John P. Lawrence
                                             -----------------------------------
                                         Name:  John P. Lawrence
                                         Title: Vice President and Treasurer

                                         IRON MOUNTAIN / NATIONAL UNDERGROUND
                                           STORAGE, LLC

                                         IRON MOUNTAIN CONSULTING SERVICES, LLC


                                         By:  IRON MOUNTAIN RECORDS
                                              MANAGEMENT, INC., its Sole Member

                                         By: /s/ John P. Lawrence
                                             -----------------------------------
                                         Name:  John P. Lawrence
                                         Title: Vice President and Treasurer

                                         ARCUS DATA SECURITY, LLC


                                         By:  ARCUS DATA SECURITY, INC., its
                                              Sole Member


                                         By: /s/ John P. Lawrence
                                             -----------------------------------
                                         Name:  John P. Lawrence
                                         Title: Vice President and Treasurer

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                                         IRON MOUNTAIN GLOBAL LLC


                                         By:  IRON MOUNTAIN GLOBAL, INC., its
                                              Sole Member


                                         By: /s/ John P. Lawrence
                                             -----------------------------------
                                         Name:  John P. Lawrence
                                         Title: Vice President and Treasurer

                                         Address for Notices for all Subsidiary
                                           Guarantors:
                                         c/o Iron Mountain Incorporated
                                         745 Atlantic Avenue
                                         Boston, Massachusetts 02111
                                         Attention:  Treasurer

                                         Telecopy Number: (617) 350-7881

                                         Copy to:

                                         Sullivan & Worcester LLP
                                         One Post Office Square
                                         Boston, Massachusetts 02109
                                         Attention: Harry E. Ekblom, Jr

                                         Telecopy Number: (617) 338-2880

Agreed:

THE BANK OF NOVA SCOTIA


By: /s/ Gary Fabris
    ----------------------------
Name:  Gary Fabris
Title: Managing Director

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